SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ]  Confidential, For Use of
                                           the Commission Only (as
                                           permitted by Rule 14a-
                                           6(e)(2))

[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             Park Electrochemical Corp.
              (Name of Registrant as Specified in Its Charter)

            Park Electrochemical Corp.
      (Name of Person(s) Filing Proxy Statement, If Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


(2)   Aggregate number of securities to which transactions applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)   Proposed maximum aggregate value of transaction:


(5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:


      (2)  Form, Schedule or Registration Statement no.:


      (3)  Filing Party:


      (4)  Date Filed:


APPENDIX to electronically filed Proxy Statement dated June 1, 1999 of Park Electrochemical Corp. listing all graphic information included in such proxy statement:

1. Stock Performance Graph appearing on page 8 of proxy statement dated June 1, 1999 comparing the yearly percentage change in the cumulative total shareholder return on the Registrant's Common Stock with the cumulative total return of the New York Stock Exchange Market Index and a Media General Financial Services index for electronic components and accessories manufacturers comprised of the Company and 217 other companies for the period of the Company's five fiscal years commencing February 28, 1994 and ending February 28, 1999, assuming that $100 had been invested in the Company's Common Stock and each index on February 25, 1994 and that all dividends on the Company's Common Stock and on each stock included in each index were reinvested.

      Such graph shows that such $100 invested in the Company's Common Stock would have had a value of $129.96 on February 26, 1995, $244.77 on March 3, 1996, $186.80 on March 2, 1997,
      249.12 on March 1, 1998 and $214.49 on February 28, 1999, that such $100 invested in the Media General Financial Services index would have had a value of $118.39, $163.15, $257.67, $309.46 and $373.08, respectively, on such dates and that such $100 invested in the New York Stock Exchange Market Index would have had a value of $101.54, $134.34, $164.53, $218.32 and $240.01, respectively, on such dates.




































                    PARK ELECTROCHEMICAL CORP.
                          5 Dakota Drive
                   Lake Success, New York 11042
                          _______________

             Notice of Annual Meeting of Shareholders
                           July 13, 1999
                          _______________





      The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") will be held at The Bank of New York, One Wall Street - 47th Floor, New York, New York on July 13, 1999, at 10:00 o'clock A.M., New York time (attendees must use the 80 Broadway entrance), for the purpose of considering and acting upon the following:

      1. The election of five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

      2. The transaction of such other business as may properly come before the meeting.

      Only holders of record of Common Stock at the close of business on May 25, 1999 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.


                                 By Order of the Board of Directors,





                                          Jerry Shore
                                     Chairman of the Board





Dated:  June 1, 1999











ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE
MEETING.  IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE
AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT
PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   PARK ELECTROCHEMICAL CORP.
                         5 Dakota Drive
                  Lake Success, New York 11042
                       __________________

                  P R O X Y  S T A T E M E N T
                 Annual Meeting of Shareholders
                          July 13, 1999
                       __________________


      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Park Electrochemical Corp. (the "Company") of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 13, 1999, and any adjournment or postponement thereof (the "Meeting"). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

      This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 1, 1999 to all shareholders of record as of the close of business on May 25, 1999.

                               VOTING SECURITIES

      At May 25, 1999, the outstanding voting securities of the Company consisted of 10,341,639 shares of Common Stock, $.10 par value, of the Com-pany (the "Common Stock"), each share of which, held of record at the close of business on May 25, 1999, is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum. With respect to the election of directors, abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote.

At May 25, 1999, all executive officers and directors of the Company as a group beneficially owned an aggregate of 1,561,069 shares of Common Stock (including options to purchase an aggregate of 266,250 shares), constituting approximately 14.7% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

      The following table sets forth information at May 25, 1999 with respect to each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of the Common Stock:

                                                       Amount and
                                                       Nature of       Percent
     Title             Name and Address                Beneficial        of
   of Class           of Beneficial Owner              Ownership        Class

Common Stock.........Jerry Shore                     1,223,195 (1)      11.8%
                     5 Dakota Drive
                     Lake Success, NY 11042

Common Stock.........Loomis, Sayles & Company, L.P.    764,288 (2)       6.9%
                     One Financial Center
                     Boston, MA 02111

Common Stock.........Marsh & McLennan Companies, Inc.  696,439 (3)       6.7%
                     Putnam Investments, Inc.
                     The Putnam Advisory Company, Inc.
                     Putnam Investment Management, Inc.
                     One Post Office Square
                     Boston, MA 02109
   _____________________

(1) Includes 60,000 shares of Common Stock which Jerry Shore may acquire pursuant to options, 112,410 shares owned by a member of Jerry Shore's family, of which he disclaims beneficial ownership, and 35,753 shares owned by a foundation, of which he disclaims beneficial ownership.

(2) Loomis, Sayles & Company, L.P., a registered investment adviser, holds shared investment power over all of such shares and sole voting power over 658,693 of such shares and shared voting power over 87,818 of such shares, all of which are issuable upon conversion of the Company's 5 1/2% Convertible Subordinated Notes due 2006, based on its
      Schedule 13G, dated February 10, 1999, filed under the Exchange Act, which represented approximately 6.9% of the outstanding shares of the Company's Common Stock as of May 25, 1999, assuming conversion of such Notes into Common Stock.

(3)   Putnam Investments, Inc., The Putnam Advisory Company, Inc., and
      Putnam Investment Management, Inc., registered investment advisers and direct or indirect wholly owned subsidiaries of Marsh & McLennan
      Companies, Inc., hold shared investment power over all such shares and shared voting power over 117,333 of such shares, based on their joint
      Schedule 13G, as amended, dated March 9, 1999, filed under the Exchange Act.

      For information with respect to the beneficial ownership of shares of Common Stock by each director and each nominee for director of the Company, see "Election of Directors" below.

                           ELECTION OF DIRECTORS

      The Board to be elected at the Meeting consists of five members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. One current director, E. Phillip Smoot, who has been a member of the Board for eleven years, is retiring as a director and will not be standing for re-election at the Annual Meeting. Should any of the nominees not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The five nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected. Each of the nominees is presently a member of the Board.

                  Principal Occupation;                      Shares of Common
                  Positions and Offices                     Stock Beneficially
                    with the Company;            Director  Owned at May 25, 1999
      Name        Other Directorships        Age  Since   Number Percent of Class
Mark S. Ain.......Chief Executive Officer     56  1998      2,500(1)        *
                  and Chairman of the
                  Board of Kronos Incorpor-
                  ated, a manufacturer of
                  computerized systems for
                  time and labor management,
                  Waltham, Massachusetts; and
                  a director of KVH
                  Industries, Inc.

Anthony Chiesa... Former Vice President       78   1954     75,000          *
                  of the Company

Lloyd Frank...... Partner, Parker Chapin      73   1985      5,250(2)       *
                  Flattau & Klimpl, LLP,
                  New York City; and
                  director of Metro-Tel
                  Corp.

Brian E. Shore... President and Chief         47   1983    163,824(3)      1.6%
                  Executive Officer of
                  the Company

Jerry Shore...... Chairman of the Board       73   1954  1,223,195(4)     11.8%
                  of the Company

_________________

*     Less than 1%.

(1)   Consists of shares which Mark S. Ain may acquire pursuant to options.

(2) Includes 1,250 shares which Lloyd Frank may acquire pursuant to options and 2,000 shares owned by a member of Lloyd Frank's family, of which he disclaims beneficial ownership.

(3) Includes 131,250 shares which Brian E. Shore may acquire pursuant to options.

(4) See note 1 to the table under "Voting Securities" for information with respect to these shares.

      Each of the persons named in the above table has had the principal occupation set forth opposite his name for at least the past five years, except for (i) Jerry Shore who was President of the Company for more than five years until March 4, 1996 and Chief Executive officer of the Company for more than five years until November 19, 1996, and (ii) Brian E. Shore, who was elected Chief Executive Officer of the Company effective November 19, 1996, President of the Company effective March 4, 1996, an Executive Vice President of the Company in May 1994 and a Vice President of the Company in January 1993 and served as the Company's General Counsel for more than five years prior to May 1994. Parker Chapin Flattau & Klimpl, LLP, a law firm of which Lloyd Frank is a partner, was retained to provide counsel to the Company during its last fiscal year and the Company has retained this firm during its current fiscal year.

      There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company, except that Jerry Shore is the father of Brian E. Shore.

      The Company's Audit Committee currently consists of Mark S. Ain, Anthony Chiesa and Lloyd Frank. The Audit Committee's functions are to review the Company's financial statements with the Company's independent auditors, recommend to the Board the appointment of the independent auditors, review the performance and scope of services to be provided by the independent auditors and review the adequacy of internal auditing and accounting procedures and controls. The Company has a Compensation Committee and a Stock Option Committee, each consisting of Anthony Chiesa, Lloyd Frank and Jerry Shore. Their functions are described herein under "Executive Compensation--Compensation Report". The Company does not have a nominating committee.

      During the Company's last fiscal year, the Board of Directors met five times and authorized action by unanimous written consent on ten occasions, the Audit Committee met once, the Compensation Committee met once and authorized action by unanimous written consent on one occasion, and the Stock Option Committee authorized action by unanimous written consent on two occasions. Each of the directors attended at least 75% of the meetings held by the Board and each committee thereof of which he was a member during the Company's last fiscal year.

      Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $10,000 per annum for his services as a director and is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company.

      On July 15, 1998, Mr. Ain received a nonqualified stock option for 10,000 shares of Common Stock, and Mr. Frank received a nonqualified stock option for 5,000 shares of Common Stock, at an exercise price of $18.875 per share under the Company's 1992 Stock Option Plan, as amended. Each of these options expires on July 15, 2008 and is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant.




















































                        EXECUTIVE COMPENSATION

Summary Compensation

      The following table shows the compensation for each of the three most recent fiscal years for the Company's Chief Executive Officer and the only other executive officer whose salary and bonus for the most recent fiscal year exceeded $100,000.

INSERT COMPENSATION TABLE























































                                                                                   Long-Term
                                                                                Compensation
                                                  Annual Compensation               Awards
    Name and                                                                       Securities     All Other
    Principal                     Year                            Other Annual     Underlying    Compensation
    Position                      (1)       Salary       Bonus    Compensation  Options/SARs(#)      (2)
Brian E. Shore(3)                 1999     $333,900    $175,000        -0-           40,000         $ 9,600
 President and Chief              1998      315,000     200,000        -0-           75,000          13,600
 Executive Officer                1997      300,000     150,000        -0-           25,000          10,500


E. Phillip Smoot(4)               1999      350,844     150,000        -0-           20,000          30,051
 Executive Vice President         1998      338,000     275,000        -0-           15,000          52,105
                                  1997      325,131     200,000        -0-           25,000          36,759




_________________


























(1) Information is provided for the Company's fiscal years ended February 28, 1999, March 1, 1998 and March 2, 1997, respectively.

(2) Includes the amounts of Company contributions to the Profit Sharing Plan which were accrued for the accounts of Messrs. Shore and Smoot for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company. The amounts shown for Mr. Smoot for 1999, 1998 and 1997 also include $20,451, $38,505 and $26,259, respectively, credited by the Company to a separate account maintained by the Company in accordance with Mr. Smoot's employment agreement. These amounts are determined as the amounts the Company would have contributed to the Profit Sharing Plan for Mr. Smoot for such years but for the limitations imposed by the Internal Revenue Code of 1986, as amended.

(3) Mr. Shore was Executive Vice President of the Company from May 1994 to March 4, 1996. He was elected President of the Company effective March 4, 1996 and Chief Executive Officer of the Company on November 19, 1996.

(4) Mr. Smoot is employed as Executive Vice President of the Company and President and Chief Executive Officer of Nelco International Corporation, a subsidiary of the Company, pursuant to an employment and consulting agreement entered into in February 1999, which replaced an employment agreement entered into in March 1996, for a term of employment ending on August 29, 1999 and a consulting period commencing on August 30, 1999 and ending on March 2, 2003. The agreement provides for (i) a base salary of $360,000 per annum commencing March 1, 1999, (ii) a consulting fee of $360,000 per annum commencing August 30, 1999 and ending February 27, 2000, (iii) a consulting fee of $180,000 per annum commencing February 28, 2000,
      (iv) a bonus of $100,000 for the Company's fiscal year ended February 28, 1999, (v) bonuses of $50,000 payable September 15, 1999 and $50,000 payable May 15, 2000 if certain objectives are achieved, (vi) employee benefits for Mr. Smoot until February 27, 2000 and (vii) medical benefits for Mr. Smoot and his spouse until March 2, 2003. If the Company terminates Mr. Smoot's employment or service as a consultant other than for "Cause" (as defined in the agreement) or his disability, the Company will continue to pay him his base salary or consulting fee that otherwise would have been paid until March 2, 2003 and will maintain for the continued benefit of Mr. Smoot and his dependents until March 2, 2003 all employee welfare benefit plans and programs in which he was entitled to participate prior to the termination of his employment or service as a consultant. At May 25, 1999, Mr. Smoot beneficially owned 91,300 shares of Common Stock, including 71,250 shares which he may acquire pursuant to options.

















Stock Options

      The Company's 1992 Stock Option Plan (the "Plan") provides for the grant to key employees of the Company of both options which qualify as incentive stock options under the Internal Revenue Code of 1986 and non-qualified stock options. The Plan is administered by the Stock Option Committee. The following table sets forth certain information for the Company's last fiscal year with respect to options to purchase shares of Common Stock granted pursuant to the Plan:

Insert Option/SAR Grants Table






















































                                      Option/SAR Grants in Last Fiscal Year


                      Number of                                               Potential Realizable Value
                     Securities    % of Total                                         at Assumed
                     Underlying   Options/SARs   Exercise                     Annual Rates of Stock Price
                    Options/SARs   Granted to     or Base                       Appreciation for Option
                     Granted (#)  Employees in     Price                                Term (2)
    Name                 (1)      Fiscal Year     ($/sh.)   Expiration Date    0% ($)   5% ($)   10% ($)
Brian E. Shore        40,000         24.3%       $23.75       May 28, 2008      $-0-  $597,450  $1,514,055

E. Phillip Smoot      20,000         12.2%        23.75       May 28, 2008      -0-    298,725     757,028




_____________________



























(1) Options become exercisable 25% one year from the date of grant with an additional 25% exercisable each succeeding year. The Company has not granted stock appreciation rights.

(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options at the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the life of the options. This schedule does not take into account provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting over periods of four years. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The column indicating 0% appreciation is included to reflect the fact that a zero percent gain in stock price will result in zero dollars for the optionee. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.



Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information regarding the pre-tax value realized from the exercise of stock options during the Company's last fiscal year and the value of unexercised options held by the named individuals as of the end of such fiscal year.

Insert Aggregated Options Table
































                                                        Number of Securities         Value of Unexercised
                          Shares Acquired    Value      Underlying Unexercised     In-the-Money Options/SARs
                          On Exercise (#)   Realized  Options/SARs at FY-End (#)       at FY-End ($) (3)
    Name                        (1)           (2)     Exercisable  Unexercisable  Exercisable  Unexercisable
Brian E. Shore                 -0-            $-0-        91,250      113,750      $1,034,000      $414,375

E. Phillip Smoot              20,000        238,700       66,250       53,750         596,563       231,563






































(1)   The Company has not granted stock appreciation rights.

(2) Value realized equals market value of the underlying shares on the date of exercise, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.

(3) Value of unexercised options equals market value of the shares underlying "in-the-money" options at February 28, 1999 ($27.25), less exercise price, times the number of options outstanding.

Employment and Consulting Agreements

Jerry Shore, Chairman of the Board, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. In accordance with the provisions of an amended and restated employment agreement between Jerry Shore and the Company, as amended, Jerry Shore is serving as Chairman of the Board, and effective as of March 3, 1997, the first day of the Company's 1998 fiscal year, he retired from full-time employment with the Company and commenced serving as a consultant for a term of five years. In accordance with the employment agreement, he is being paid an annual consulting fee equal to 60% of his base salary in effect under the agreement at the time of his retirement, subject to an indexed cost of living increase. During the 1999 fiscal year, the Company paid him a consulting fee of $226,728. In October 1997, in connection with the Company's agreement to participate in a split dollar life insurance agreement for Jerry Shore's benefit as discussed below, Jerry Shore agreed to extend his consulting term for an additional year and agreed not to compete with the Company during the consulting term.

In October 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Jerry Shore for the benefit of his descendants, of which Jerry Shore's children, including Brian E. Shore, are the trustees. Pursuant to this agreement, the Company pays to Jerry Shore an amount equal to the portion of the annual premiums on two life insurance policies held in the trust that represents the "economic benefit" to Jerry Shore calculated in accordance with United States Treasury Department rules then in effect ($15,825 in the 1999 fiscal year), and the Company pays the balance of the annual premiums on the policies to the insurers ($113,027 in the 1999 fiscal year). Both policies are joint life policies payable on the death of the survivor of Jerry Shore and his spouse, with an aggregate face value of $5 million. The aggregate amount of the premiums on the policies paid by the Company constitutes indebtedness from the trust to the Company and is secured by collateral assignments of the policies. Upon the termination of the split-dollar life insurance agreement, whether by the death of the survivor of the insureds or the earlier termination of the agreement, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Compensation Report

      Compensation of the Company's executive officers is composed of salary, annual cash bonuses, stock options and the Company's Profit Sharing Plan. The Board has a Compensation Committee which considers and takes any necessary action regarding the compensation of the Company's Chief Executive Officer, other than the grant of stock options or compensation pursuant to plans administered by the Board. Brian E. Shore, President and Chief Executive Officer of the Company, determines the annual salary and cash bonus for each executive officer other than himself. The Board also has a Stock Option Committee which administers the Company's Stock Option Plans, including decisions as to the number of options to grant to each executive officer. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board of Directors.


      Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company. Brian E. Shore reviews the salary of each key employee, including executive officers, annually and makes adjustments as appropriate.

      Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company's overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness.

      The Company typically grants stock options under the Company's Stock Option Plans once each year. The Stock Option Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from senior management and overall equity and fairness.

      The Board decides annually the amount of the Company's contribution to the Profit Sharing Plan. The amount of such contribution is discretionary, but may not exceed 15% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company's overall performance, the amount contributed in prior years and the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting. The Profit Sharing Plan is a broad-based plan in which numerous employees as well as executive officers are eligible to participate. Once the Company contribution is made, amounts are allocated to eligible employees in accordance with a formula based on their remuneration.

      The Board, the Compensation Committee, the Stock Option Committee and Brian E. Shore use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

      The Board and the Compensation Committee have reviewed the impact of
Section 162(m) of the Code which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officer named in the table set forth under "Executive Compensation--Summary Compensation" elsewhere herein. It is the Company's policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company's compensation plans and arrangements, particularly the 1992 Stock Option Plan, may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.


      The Board of Directors        Compensation Committee and
                                    Stock Option Committee

      Mark S. Ain                   Anthony Chiesa
      Anthony Chiesa                Lloyd Frank
      Lloyd Frank                   Jerry Shore
      Brian E. Shore
      Jerry Shore
      E. Phillip Smoot



Compensation Committee Interlocks and Insider Participation

      Anthony Chiesa, a member of the Compensation and Stock Option Committees, is a former Vice President of the Company who retired in 1977. Lloyd Frank, also a member of such Committees, is a partner of the law firm Parker Chapin Flattau & Klimpl, LLP, which firm was retained to provide counsel to the Company during its last fiscal year and which the Company has retained during its current fiscal year. Jerry Shore, the third member of such Committees, was President of the Company until March 4, 1996 and Chief Executive Officer of the Company until November 19, 1996. Brian E. Shore and E. Phillip Smoot, directors of the Company who are also executive officers of the Company, participated in deliberations of the Board relating to the amount of the Company's contribution to the Profit Sharing Plan during the Company's last fiscal year, and Brian E. Shore determines the annual salary and cash bonus for each executive officer of the Company, other than himself.

                          STOCK PERFORMANCE GRAPH

      The graph set forth below compares the annual cumulative total return for the Company's five fiscal years ended February 28, 1999 among the Company, the New York Stock Exchange Market Index (the "NYSE Index") and a Media General Financial Services index for electronic components and accessories manufacturers (the "Group Index") comprised of the Company and 217 other companies. The companies in the Group Index are classified in the same three-digit industry group in the Standard Industrial Classification Code system and are described as companies primarily engaged in the manufacture of electronic components and accessories. The returns of each company in the Group Index have been weighted according to the company's stock market capitalization. The graph has been prepared based on an assumed investment of $100 on February 25, 1994 and the reinvestment of dividends (where applicable).

[Graph to come]

















                        1994     1995     1996     1997     1998     1999
Park Electrochemical  $100.00  $129.96  $244.77  $186.80  $249.12  $214.49

Group Index            100.00   118.39   163.15   257.67   309.46   373.08

NYSE Index             100.00   101.54   134.34   164.53   218.32   240.01




          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representation that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 1999 fiscal year.


                           SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the year 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 2, 2000. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by April 14, 2000. The Company's By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 14, 2000 and not earlier than March 15, 2000.


OTHER MATTERS

      The Board of the Company has selected Ernst & Young LLP, the Company's auditors for the past fiscal year, as the auditors of the Company for the current fiscal year. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

      The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, telephone, telegraph, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $5,000, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

      The Board does not know of any other matters to be brought before the meeting. If any other matters not mentioned in the Proxy Statement are properly brought before the meeting, including matters incident to the conduct of the meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.






      The Annual Report, including financial statements, of the Company for the fiscal year ended February 28, 1999 is enclosed herewith but is not a part of the proxy soliciting material.

                                    By Order of the Board of Directors,



                                               Jerry Shore
                                          Chairman of the Board



Dated:  June 1, 1999

[PROXY CARD]
                        PARK ELECTROCHEMICAL CORP.
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS July 13, 1999
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints ANTHONY CHIESA, LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the "Company") to be held at The Bank of New York, One Wall Street, New York, New York on July 13, 1999 at 10:00 o'clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

  The Board of Directors recommends a vote "FOR" proposal 1.

(1)   ELECTION OF DIRECTORS

      [   ] FOR all nominees listed below (except as marked to
the contrary below).

      [   ] WITHHOLD AUTHORITY to vote for all nominees listed
below.

                  MARK S. AIN, ANTHONY CHIESA, LLOYD FRANK,
                       BRIAN E. SHORE and JERRY SHORE

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)
   ____________________________________________________________

(2) The transaction of such other business as may properly come before the meeting.

      Each properly executed proxy will be voted in accordance with specifications made hereon. If no specification is made, the shares represented by this Proxy will be voted "FOR" the nominees, and in the discretion of the Proxies on any other business as may properly come before the meeting.

      The undersigned hereby acknowledges receipt of the Company's 1999 Annual Report and the accompanying Notice of
Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

                              Dated:____________________, 1999

                              ________________________________

                              ________________________________
                              (Signature(s) of Shareholder(s))


                  Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. must so indicate when signing. If shares are held jointly, both owners should sign.